Exhibit 4.1

PHOENIX ENERGY ONE, LLC

INDENTURE

Dated as of [ • ], 20[ • ]

UMB BANK, N.A.

Trustee

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A – Form of Cash Interest Note

Exhibit B – Form of Compound Interest Note

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.5
(b)	11.3
(c)	11.3
§ 313(a)	7.6
(b)(1)	Not Applicable
(b)(2)	7.6; 7.7
(c)	7.6; 11.2
(d)	7.6
§ 314(a)	4.2; 11.2; 11.5
(b)	Not Applicable
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5; 11.2
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a) (last sentence)	2.9
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.8
(c)	9.5(c)
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
§ 318(a)	11.1
(b)	Not Applicable
(c)	11.1

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of [ • ], 20[ • ], between PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, and UMB BANK, N.A., a national banking association.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture (each as defined below).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement, or otherwise.

“Agent” means any Registrar, Paying Agent, or Notice Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means: as to any person, the board of directors, board of managers, sole member, managing member, or other governing body of such person, or, at the election of the Issuer, if such person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member, managing member, or other governing body of such entity or general partner, or, in each case, any duly authorized committee thereof; and the term “directors” means members of the Board of Directors.

“Business Day” means any day except a Saturday, Sunday, or a legal holiday in the City of New York, New York (or in connection with any payment, the place of payment), on which banking institutions are authorized or required by law, regulation, or executive order to close.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the notes thereto) in accordance with GAAP.

“Cash Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Notes authenticated and delivered under this Indenture in the form of Exhibit A hereto.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms of this Indenture, substantially in the form of Exhibit A or B hereto, as applicable.

“Company Order” means a written order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Compound Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Notes authenticated and delivered under this Indenture in the form of Exhibit B hereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Fortress Credit Agreement), indentures, or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors, or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise), or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice, passage of time, or both would be, an Event of Default.

“Dollars” and “$” means the currency of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fortress Credit Agreement” means that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024, by and among the Issuer, Phoenix Operating LLC, a Delaware limited liability company, as borrower, each of the lenders from time to time party thereto, and Fortress Credit Corp., as administrative agent for the lenders, as the same may be amended or supplemented from time to time.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any person, without duplication:

(a) the principal of any indebtedness of such person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, or similar instruments, or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the notes thereto) of such person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such person of the Indebtedness of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another person secured by a Lien on any asset owned by such person (whether or not such Indebtedness is assumed by such person).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Issuer” means Phoenix Energy One, LLC, a Delaware limited liability company, until a successor replaces it and thereafter means the successor.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

“Note” or “Notes” means the Issuer’s Fixed Rate Senior Subordinated Notes authenticated and delivered under this Indenture, which may be Cash Interest Notes or Compound Interest Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any person, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or President, or any Vice President, Treasurer, Controller, Secretary, or Assistant Secretary (or any person serving the equivalent function of any of the foregoing) of such person (or of any direct or indirect parent, general partner, managing member, or sole member of such person), or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such person (or the Board of Directors of any direct or indirect parent, general partner, managing member, or sole member of such person).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or any direct or indirect parent of the Issuer by an Officer of the Issuer or such parent entity that meets the requirements set forth in Section 11.4(a) hereof.

“Opinion of Counsel” means an opinion of legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.4(b) hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary or Affiliate of the Issuer, or the Trustee. The opinion may contain customary limitations, conditions, and exceptions.

“Permitted Junior Securities” means:

(a) Equity Interests in the Issuer; and

(b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Prospectus” means the prospectus relating to the offering of the Notes by the Issuer, dated as of [ • ], 20[ • ], as the same may be amended, supplemented, or replaced from time to time.

“Representative” means the indenture trustee or other trustee, agent, or representative for any Senior Debt.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Debt” means:

(a) all Indebtedness of the Issuer or its Subsidiaries outstanding under Credit Facilities, all Swap Contracts, all Treasury Management Arrangements, and all Obligations with respect to any of the foregoing;

(b) any other Indebtedness of the Issuer or any Subsidiary or Affiliate thereof that the Issuer expressly determines is senior to the Notes; and

(c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1) any liability for federal, state, local, or other taxes owed or owing by the Issuer or any of its Subsidiaries or Affiliates;

(2) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business; or

(3) Indebtedness that is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

“Stated Maturity” means, when used with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable in cash.

“Subsidiary” of any specified person means: (a) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; or (b) any partnership or limited liability company of which (1) more than 50% of the capital accounts, distribution rights, total equity, and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, whether in the form of membership, general, special, or limited partnership interests or otherwise, and (2) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, and other cash management services.

“Trustee” means UMB Bank, N.A. until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to this Indenture and the Notes shall mean each such person.

“U.S. Government Obligations” means securities that are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.2 Other Definitions.

TERM	DEFINED IN SECTION
“10% Limit”	3.8
“Event of Default”	6.1
“Notice Agent”	2.3
“Paying Agent”	2.3
“Payment Blockage Notice”	10.3

“Registrar”	2.3
“Standstill Period”	10.10
“Specified Courts”	11.10
“successor person”	5.1

Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and in the plural include the singular;

(d) “will” shall be interpreted to express a command;

(e) provisions apply to successive events and transactions;

(f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”;

(g) the phrase “in writing” as used herein shall be deemed to include .pdfs, e-mails, and other electronic means of transmission, unless otherwise indicated; and

(h) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement, or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating

(a) General. The aggregate principal amount of Notes that may be issued under this Indenture is unlimited. The Notes may be issued in one or more series. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A or B hereto, as applicable. The Notes may have notations, legends, or endorsements required by law, stock exchange rule, or usage. Each Note will be dated the date of its issuance (or, for any Certificated Notes, the date of its authentication). The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. The Notes may be issued in book-entry form, uncertificated form, or certificated form. Notes will only be certificated in the Issuer’s sole discretion. Each Cash Interest Note will be issued in substantially the form of Exhibit A hereto, and each Compound Interest Note will be issued in substantially the form of Exhibit B hereto. Each Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect prepayments and redemptions. Any endorsement of a Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Registrar in accordance with terms of this Indenture.

Section 2.2 Issuance, Execution, and Authentication.

(a) Notes shall be issued from time to time upon receipt by the Trustee of a Company Order stating the terms, conditions, and principal amount of Notes to be issued. At least one Officer must sign any Certificated Notes for the Issuer by manual, facsimile, or electronic signature. If an Officer whose signature is on a Certificated Note no longer holds that office at the time such Certificated Note is authenticated, the Certificated Note will nevertheless be valid. A Certificated Note will not be valid until authenticated by the signature of the Trustee. The signature will be conclusive evidence that the Certificated Note has been authenticated under this Indenture.

(b) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Certificated Notes. An authenticating agent may authenticate Certificated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer, or an Affiliate of the Issuer.

Section 2.3 Registrar, Paying Agent, and Notice Agent.

(a) The Issuer will maintain an office or agency in the United States where (a) Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”), and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered (the “Notice Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may from time to time appoint one or more co-registrars or additional registrars, one or more co-paying agents or additional paying agents, or one or more co-notice agents or additional notice agents and may from time to time rescind such designations. The term “Registrar” includes any co-registrar or additional registrar, the term “Paying Agent” includes any co-paying agent or additional paying agent, and the term “Notice Agent” includes any co-notice agent or additional notice agent. The Issuer may change any Registrar, Paying Agent, or Notice Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such; Upon written request from the Issuer, at any time when the Issuer is not the Registrar, the Registrar shall provide the Issuer with a copy of the register to enable the Issuer to maintain a register of the Notes at its registered office.

(b) The Issuer or any of its Subsidiaries or other Affiliates may act as Registrar, Paying Agent, or Notice Agent. The Issuer will initially act as the Registrar, Paying Agent and Notice Agent with respect to the Notes. The rights, powers, duties, obligations, and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.

Section 2.4 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of the Holders or the Trustee, all money held by the Paying Agent for the payment of principal of or interest, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization, or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements (including to the Holders) until they have confirmed receipt of funds sufficient to make the relevant payment. No money held by an Agent needs to be segregated except as is required by law.

Section 2.5 Holder Lists.

(a) If it is serving as Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall, within 30 days after the receipt by the Issuer of such request, furnish or cause to be furnished to the Trustee, at such times as the Trustee may reasonably request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders; provided that the Issuer shall not be obligated to furnish or cause to be furnished such a list if the list of Holders does not differ in any material respect from the list most recently furnished to the Trustee by or at the direction of the Issuer.

(b) Every Holder, by receiving and holding the Notes, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA § 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA § 312(b).

Section 2.6 Transfer and Exchange.

(a) The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. A Holder may request to transfer all or a portion of its Notes by submitting its request in writing to the the Issuer as provided in this Indenture no earlier than 10 Business Days and no later than five Business Days prior to the requested transfer date (which date must be a Business Day). Such request must include (i) the name of the Holder, (ii) the Note(s) to be transferred, (iii) the identity of the transferee, and (iv) a completed subscription agreement by the transferee in a form satisfactory to the Issuer. The Issuer will use commercially reasonable efforts to respond to any such request on or prior to the Business Day immediately preceding the requested transfer date. The Issuer may request additional information regarding the transfer, the transferor, and the transferee as it desires in its sole discretion prior to determining whether to approve of the requested transfer. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by this Indenture.

(b) Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, subject to the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge will be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(c) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d) All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as such Notes surrendered upon such registration of transfer or exchange.

(e) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, and the Issuer may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.

(f) The Registrar shall maintain, with respect to any Notes issued in uncertificated, book-entry form, a book-entry registration and transfer system in order to record the ownership, transfer, and exchange of such Notes. The Issuer (or its duly authorized agent) shall promptly notify the Registrar of the issuance of any such Notes and, upon receipt of such notice, the Registrar shall establish an account for such Notes by recording a credit in its book-entry registration and transfer system for the account of the Holders of such Notes for the principal amount of such Notes. The Registrar shall make appropriate credit and debit entries within each account to record the ownership, transfer, and exchange of such Notes. The Trustee may review the book-entry registration and transfer system upon reasonable written request.

Section 2.7 Mutilated, Destroyed, Lost, and Stolen Notes.

(a) If any mutilated Certificated Note is surrendered to the Trustee and the Issuer or each of the Trustee and Issuer receives evidence to its satisfaction of the destruction, loss, or theft of any Certificated Note, then, in the absence of notice to the Issuer or the Trustee that such Certificated Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Certificated Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If required by the Issuer or the Trustee, the Holder must supply such security or indemnity bond as may be required to hold the Trustee, the Issuer, the Agents, and any of their respective agents harmless.

(c) In case any such mutilated, destroyed, lost, or stolen Certificated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Certificated Note, pay such Certificated Note.

(d) Upon the issuance of any new Certificated Note under this Section 2.7, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connected therewith.

(e) Every new Certificated Note issued pursuant to this Section 2.7 in lieu of any destroyed, lost, or stolen Certificated Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost, or stolen Certificated Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Certificated Notes duly issued hereunder.

(f) The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Certificated Notes.

Section 2.8 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes issued under this Indenture except for those canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest on any Notes effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.

(b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.1 hereof, such Note ceases to be outstanding and interest on such Note will cease to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or an Affiliate of the Issuer) holds on the Maturity of any Note money sufficient to pay such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on such Note will cease to accrue.

(e) The Issuer may purchase or otherwise acquire Notes, whether by open-market purchases, negotiated transactions, or otherwise. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(f) In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, the principal amount of a Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent, or waiver, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes. Until certificates representing definitive Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Certificated Notes. Temporary Certificated Notes will be substantially in the form of definitive Certificated Notes but may have variations that the Issuer considers appropriate for temporary Certificated Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Certificated Notes in exchange for temporary Certificated Notes. Until so exchanged, temporary Certificated Notes will have the same rights under this Indenture as definitive Certificated Notes.

Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement, or cancellation and shall destroy such canceled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on any Notes, it shall pay the defaulted interest to the persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 4.1 hereof. The Issuer shall fix or cause to be fixed the special record date and payment date. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send to each Holder of such Notes a notice that states the special record date, the payment date, and the amount of interest to be paid. The Issuer may pay defaulted interest in any other lawful manner.

ARTICLE III

REDEMPTION

Section 3.1 Notice to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7(a) hereof, it must furnish to the Trustee, at least five days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price.

Section 3.2 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the specific Notes or portions thereof to be redeemed will be selected by the Issuer in its sole discretion. The Issuer may determine to redeem some or all of the Notes with specific maturities, interest payment methods, or interest rates. The Issuer will not be obligated to make pro rata redemptions. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3 Notice of Redemption.

(a) At least five days but not more than 60 days before the date set for a redemption pursuant to the optional redemption provisions of Section 3.7(a) hereof, the Issuer shall send or cause to be sent by first-class mail or electronically a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

(b) The notice shall identify the Notes to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price;

(3)	the name and address of the Paying Agent;

(4)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder thereof upon cancellation of the original Note;

(5)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)	the name and address of the Paying Agent;

(7)	that interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date unless the Issuer defaults in the deposit of the redemption price; and

(8)	the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

(c) At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

(d) Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to Holders whose Notes are to be redeemed.

Section 3.4 Effect of Notice of Redemption. Once notice of redemption is sent as provided in Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price.

Section 3.5 Deposit of Redemption Price.

(a) On the redemption date, the Issuer shall, (i) if acting as the Paying Agent, pay the redemption price to the Holders of Notes being redeemed, or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes to be redeemed.

(b) If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.

Section 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue a new Note in a principal amount equal to the unredeemed portion thereof and in the name of the Holder thereof and cancel the original Note.

Section 3.7 Optional Redemption.

(a) The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3, at a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine.

Section 3.8 Mandatory Redemption; Repurchase at the Option of the Holders.

(a) Subject to the provisions of Article X, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem such Holder’s Notes at a redemption price equal to 95.0% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes redeemed by the Issuer’s manager, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(b) Such notice will set forth the maturity date, interest payment method, and interest rate on the Notes to be redeemed, the principal amount of Notes to be redeemed, and relevant payment information for receipt of funds.

(c) If required by the foregoing or otherwise permitted by the Issuer, in its sole discretion, the Issuer will redeem such Notes on a date to be determined by the Issuer that is no earlier than one and no later than 120 days from the date the Issuer receives written notice from the Holder.

(d) Redemptions pursuant to the foregoing provisions will be processed in the order that requests for redemption are received by the Issuer.

(e) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of and accrued and unpaid interest, if any, on the Notes in accordance with the terms of such Notes and this Indenture. On the applicable payment date, the Issuer shall, (i) if acting as the Paying Agent, pay the principal of and accrued and unpaid interest, if any, on the Notes or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes, in each case, in accordance with the terms of such Notes and this Indenture.

Section 4.2 SEC Reports.

(a) To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the other provisions of TIA § 314(a). Reports, information, and documents filed with the SEC via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee and transmitted to Holders at the time of such filing via EDGAR (or any successor system) for purposes of this Section 4.2.

(b) Delivery of reports, information, and documents to the Trustee under this Section 4.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3 Compliance Certificates.

(a) To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to such Officer’s knowledge, the Issuer has kept, observed, performed, and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

(b) The Issuer will provide the Trustee written notice of any Default or Event of Default within 30 days of any Officer becoming aware of the occurrence of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Issuer is taking or proposes to take in respect thereof.

ARTICLE V

SUCCESSORS

Section 5.1 When Issuer May Merge, Etc.

(a) The Issuer shall not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:

(1)

the Issuer is the surviving entity or the successor person (if other than the Issuer) is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Issuer’s obligations on the Notes and under this Indenture; and

(2)	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

(b) The Issuer shall deliver to the Trustee prior to the consummation of any such proposed transaction contemplated by Section 5.1(a) an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

(c) Notwithstanding the above, any Subsidiary or Affiliate of the Issuer may consolidate with, merge into, or transfer all or part of its properties to the Issuer. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2 Successor Company Substituted. Upon any consolidation or merger, or any sale, lease, conveyance, or other disposition of all or substantially all of the assets of the Issuer, in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance, or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor person has been named as the Issuer herein; provided, however, that the predecessor Issuer in the case of a sale, conveyance, or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

(a) Wherever used herein with respect to any Note, “Event of Default,” means any one of the following events:

(1)	a default in the payment of any interest on any Note when due, continued for 60 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon acceleration, or otherwise, continued for 60 days;

(3)

the failure by the Issuer to comply for 120 days after receipt of written notice referred to below with any of its obligations, covenants, or agreements (other than a Default referred to in clause (1) or (2) above) contained in the Notes or this Indenture;

(4)	the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case;

(ii)	consents to the entry of an order for relief against it in an involuntary case;

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	generally is unable to pay its debts as the same become due; and

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Issuer in an involuntary case;

(ii)	appoints a Custodian of the Issuer or for all or substantially all of its property; or

(iii)	orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 90 days.

(b) The foregoing will constitute Events of Default, whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.

(c) No Event of Default under Section 6.1(a)(1) or (2) with respect to a particular Note will constitute an Event of Default with respect to any other Notes. A Default under Section 6.1(a)(3) will not constitute an Event of Default until the Trustee or the Holders of at least a majority in aggregate principal amount of outstanding Notes notify the Issuer in writing of the Default and such Default is not cured within the time specified in Section 6.1(a)(3) after receipt of such notice.

Section 6.2 Acceleration of Maturity; Rescission, and Annulment.

(a) Subject to the provisions of Article X, if an Event of Default (other than an Event of Default referred to in Section 6.1(a)(4) or (5)) occurs and is continuing, then the Trustee or the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by a notice in writing to the Issuer (and to the Trustee if given by Holders), declare the principal of and accrued and unpaid interest, if any, on all outstanding Notes to be immediately due and payable. Subject to the provisions of Article X, if an Event of Default specified in Section 6.1(a)(4) or (5) shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may on behalf of the Holders of all of the Notes, waive, rescind, cancel, and annul any declaration of an existing or past Default or Event of Default and its consequences under this Indenture and the Notes, including an acceleration, if such waiver, rescission, cancellation, or annulment would not conflict with any judgment or decree (except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration), which may be waived, rescinded, canceled, or annulled by the Holder of such Note). Upon any such waiver, rescission, cancellation, or annulment of a Default or Event of Default, any such Default or Event of Default shall cease to exist, and any Event of Default arising from any such Default shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) If an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, then the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and accrued and unpaid interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

(c) If an Event of Default with respect to any Notes occurs and is continuing, the Trustee, subject to Article VII hereof, may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel) and of the Holders allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel and any other amounts due the Trustee under Section 7.7.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6 Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:	to the payment of all amounts due the Trustee under Section 7.7;

Second:	to the payment of the amounts then due and unpaid for principal of and accrued and unpaid interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and accrued and unpaid interest, if any, respectively; and

Third:	to the Issuer.

Section 6.7 Limitation on Suits. Subject to the provisions of Article X hereof, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; and

(b) the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses, and liabilities that might be incurred by the Trustee in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood, intended, and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8 Unconditional Right of Holders to Receive Principal and Interest. Subject to the other provisions in this Indenture, including Article X hereof, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders. Subject to the provisions of Article X hereof, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(c) subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability; and

(d) prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.

Section 6.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes, by written notice to the Trustee and the Issuer, waive any past Default hereunder with respect to such Notes and its consequences, except a Default in the payment of the principal of or interest on any Note (provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date).

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)

the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith, gross negligence, or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officer’s Certificates or Opinions of Counsel that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the form requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h) The Paying Agent, the Notice Agent, the Registrar, any authenticating agent, and the Trustee when acting in any other capacity hereunder shall be entitled to the protections and immunities as are set forth in this Article VII.

(i) The rights, privileges, protections, immunities, and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture.

Section 7.2 Rights of Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event that is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes generally and this Indenture.

(i) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k) The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has received notice of such Default or Event of Default in accordance with Section 7.2(h), the Trustee shall send to each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has received notice of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 7.6 Reports by Trustee to Holders.

(a) Within 60 days after each [ • ], commencing [ • ], 20[ • ], for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date in accordance with, and to the extent required under, TIA §313.

(b) A copy of each report at the time of its mailing to Holders of the Notes shall be filed with the SEC and each national securities exchange on which the Notes are listed in accordance with TIA §313(d). The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any national securities exchange.

Section 7.7 Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee from time to time compensation for its services as the Issuer and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred by it. Such expenses shall include the reasonable and documented compensation and expenses of the Trustee’s agents and counsel.

(b) The Issuer shall indemnify each of the Trustee and any predecessor Trustee (including for the cost of defending itself) against any cost, expense, or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable and documented fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders, and agents of the Trustee.

(c) The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder, or agent of the Trustee through bad faith, willful misconduct, or gross negligence, as determined by a final decision of a court of competent jurisdiction.

(d) To secure the Issuer’s payment obligations in this Section 7.7, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The provisions of this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.8 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a Custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders.

The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers, and duties under this Indenture prior to such replacement.

Section 7.9 Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2), and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1 Satisfaction and Discharge of Indenture.

(a) This Indenture, the Notes, and any related guarantees will, upon a Company Order, be discharged and cease to be of further effect (except as hereinafter provided in this Section 8.1), and any collateral then securing the Notes shall be released as to all outstanding Notes, and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)	either:

(i)

all of the Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost, or stolen and that have been replaced or paid and Notes for whose payment has theretofore been deposited in trust or segregated and held in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)

all of the Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of sending a notice of redemption or otherwise, (B) will become due and payable at their Stated Maturity within one year, (C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or (D) are deemed paid and discharged pursuant to Section 8.4, as applicable, and the Issuer, in the case of clause (A), (B), or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Issuer; and

(3)

the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this Section have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, (x) the obligations of the Issuer to the Trustee under Section 7.7, (y) if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.1, the provisions of Sections 2.3, 2.6, 2.7, 8.2, and 8.7, and (z) the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith shall survive.

Section 8.2 Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.6, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make analogous payments as contemplated by Sections 8.1, 8.4, and 8.5.

(b) The Issuer shall pay and shall indemnify the Trustee (which indemnity shall survive termination of this Indenture) against any tax, fee, or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.1, 8.4, or 8.5 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Issuer from time to time upon a Company Order any U.S. Government Obligations or money held by it as provided in Sections 8.4 and 8.5 that, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

Section 8.3 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time elect to have either Section 8.4 or 8.5 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in Section 8.6. The Issuer may exercise its legal defeasance option notwithstanding its prior exercised of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(3). Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Section 8.4 Legal Defeasance of Notes.

(a) Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.4, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be deemed to have been discharged from its obligations with respect to any or all outstanding Notes and cure all then-existing Defaults or Events of Default on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.2 hereof and the other sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which will survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders to receive from the trust funds described in Section 8.2 payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such Holder’s Notes;

(2)	the provisions of Sections 2.3, 2.4, 2.6, 2.7, 7.7, 8.2, 8.4, 8.6, 8.7, and 8.8; and

(3)	the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;

(b) For the avoidance of doubt, if the Issuer exercises its legal defeasance option under this Section 8.4, any Liens and guarantees as they pertain to the Notes will be released.

Section 8.5 Covenant Defeasance.

(a) Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.5, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be released from its obligations under any term, provision, or condition of Sections 4.2, 4.3, and 5.1 (hereinafter, “covenant defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent, or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition, or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in the Notes to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.6 hereof, Sections 6.1(a)(3) hereof will not constitute an Event of Default.

(b) For the avoidance of doubt, if the Issuer exercises its covenant defeasance option under this Section 8.5, any Liens and guarantees as they pertain to the Notes will be released.

Section 8.6 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1)

the Issuer shall have irrevocably deposited or caused to be deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Notes cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest in respect of all the Notes on the Stated Maturity of such Notes;

(2)	such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

(3)

no Default or Event of Default under Section 6.1(a)(4) or (5) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(4)

in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred;

(5)

in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred;

(6)

the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, or defrauding any other creditors of the Issuer; and

(7)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance as contemplated by this Article VIII have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.7 Repayment to Issuer. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.8 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, the obligations of the Issuer under this Indenture with respect to the Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.1 Without Consent of Holders. Notwithstanding Section 9.2 hereof, without the consent of or notice to any Holder, the Issuer and the Trustee may amend or supplement this Indenture or the Notes:

(a) to cure any ambiguity, omission, mistake, defect, or inconsistency;

(b) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which additional Notes are issued) or the Notes to the “Description of Notes” section of the Prospectus or, with respect to any additional Notes and any supplemental indenture or other instrument pursuant to which such additional Notes are issued, to the “Description of Notes” relating to the issuance of such additional Notes or any provision of a prospectus supplement intended to supplement such “Description of Notes,” solely to the extent that such “Description of Notes” provides for terms of such additional Notes that differ from the terms of the Notes offered hereby;

(c) to comply with Article V hereof or to otherwise provide for the assumption by a successor person of the Issuer’s obligations under this Indenture and the Notes, or to add a co-issuer;

(d) to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for global Notes;

(e) to add guarantees with respect to the Notes or secure the Notes;

(f) to surrender any of the Issuer’s rights or powers under this Indenture and/or the Notes;

(g) to add covenants or events of default for the benefit of the Holders;

(h) to comply with the applicable procedures of any applicable depositary;

(i) to make any change that does not adversely affect the rights of any Holder in any material respect;

(j) to provide for the issuance of and establish the form and terms and conditions of Notes as permitted by this Indenture;

(k) to make any amendment to the provisions of this Indenture relating to the transfer of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes;

(l) to effect the appointment of a successor Trustee, a collateral agent, or a successor collateral agent with respect to the Notes and to add to or change any of the provisions of this Indenture to provide for or facilitate administration by a successor Trustee, a collateral agent, a successor collateral agent, and/or more than one Trustee and/or collateral agent;

(m) to authorize any collateral agent appointed under this Indenture from time to time to enter into and perform any security documentation;

(n) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of the issue, authentication, and delivery of the Notes (prior to issuance thereof), in each case, as set forth herein; or

(o) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Section 9.2 With Consent of Holders.

(a) Subject to Section 9.3, the Issuer and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders. Except as provided in Section 6.13, and subject to Section 9.3, the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such waiver (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes) may waive compliance by the Issuer with any provision of this Indenture or the Notes.

(b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Issuer shall send to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3 Limitations. The Issuer may not make any modification, amendment, or waiver without the consent of the Holders of each affected Note then outstanding (including, for the avoidance of doubt, any Notes held by Affiliates) if that modification, amendment, or waiver will (with respect to any Notes held by a non-consenting Holder):

(a) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement, or waiver;

(b) reduce the rate or extend the time for payment of interest (including defaulted interest) on any Note;

(c) reduce the principal or change the Stated Maturity of any Note;

(d) waive a Default in the payment of the principal of or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or interest, if any, on any Note payable in any currency other than that stated in such Note; or

(f) make any change in Section 6.8, 6.13, or 9.3.

Section 9.4 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5 Revocation and Effect of Consents.

(a) Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

(b) Any amendment or waiver once effective shall bind every Holder of a Note affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (f) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

(c) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding paragraph (a) above, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6 Notation on or Exchange of Notes. The Issuer or the Trustee may, but shall not be obligated to, place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for the Notes may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.3 new Notes that reflect the amendment or waiver.

Section 9.7 Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, upon request, an Officer’s Certificate and/or an Opinion of Counsel complying with Sections 11.4 and 11.5 and (subject to Section 7.1) shall be fully protected in relying upon such Officer’s Certificate and/or Opinion of Counsel. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights, duties, liabilities, or immunities under this Indenture.

ARTICLE X

SUBORDINATION

Section 10.1 Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed, or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.2 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Issuer in:

(a) a liquidation or dissolution of the Issuer;

(b) a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Issuer or its property;

(c) an assignment for the benefit of creditors; or

(d) any marshaling of the Issuer’s assets and liabilities;

holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof).

Section 10.3 Default on Designated Senior Debt.

(a) The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) if:

(1)	a payment default on Senior Debt occurs and is continuing; or

(2)

any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its Stated Maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer of the holders of any Senior Debt.

(b) The Issuer may and will resume payments on and distributions in respect of the Notes and may acquire them beginning on the date on which such default is cured or waived if this Article X otherwise permits such payment, distribution, or acquisition at the time of such payment, distribution, or acquisition.

Section 10.4 When Distribution Must Be Paid Over.

(a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) at a time when the payment is prohibited by Section 10.3 and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 10.3 hereof, such payment will be held by the Trustee or such Holder, as the case may be, in trust for the benefit of, and will be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Debt as their interests may appear or their Representative for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

(b) With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article X, except if such payment is made as a result of the bad faith, willful misconduct or gross negligence of the Trustee.

Section 10.5 Notice by Issuer. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article X.

Section 10.6 Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuer and the Holders, a payment by the Issuer on the Notes.

Section 10.7 Relative Rights.

(a) This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture will:

(1)

impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest, if any, on, the Notes in accordance with their terms;

(2)	affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

(3)

prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

(b) If the Issuer fails because of this Article X to pay the principal of or accrued and unpaid interest, if any, on, a Note on the due date, the failure shall not constitute a Default or Event of Default.

Section 10.8 Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

Section 10.9 Distribution or Notice to Representative.

(a) Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

(b) Upon any payment or distribution of assets of the Issuer referred to in this Article X, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article X.

Section 10.10 Standstill Period. So long as any Senior Debt remains outstanding, neither the Trustee nor the Holders shall, without the prior written consent of the holders of such Senior Debt:

(a) exercise or seek to exercise any right or remedy with respect to a Default or an Event of Default, including any collection or enforcement right or remedy;

(b) institute any action or proceeding against the Issuer or any of its assets, including, without limitation, any possession, sale, or foreclosure action or proceeding; or

(c) contest, protest, or object to any enforcement proceeding or other action commenced under such Senior Debt;

in each case, for a period of 90 days after delivery of notice of an Event of Default to the holders of such Senior Debt (the “Standstill Period”). The Trustee and the Holders shall only be permitted to commence such enforcement proceedings upon the receipt of written consent from the holders of such Senior Debt or upon the expiration of the Standstill Period.

Section 10.11 Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Issuer or a Representative may give the notice. Nothing in this Article X will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

(b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination. Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2 Notices.

(a) Any notice or communication by the Issuer or the Trustee to the other, or by a Holder to the Issuer or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), email, or overnight air courier guaranteeing next day delivery, to the others’ address:

if to the Issuer:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Attention:   Lindsey Wilson

Telephone:  (303) 749-0074

Email:     LW@phoenixenergy.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, D.C. 20004

Attention:  Christopher J. Clark; Ross McAloon

Telephone: (202) 637-2200

Email:    Christopher.J.Clark@lw.com; Ross.McAloon@lw.com

if to the Trustee:

UMB Bank, N.A.

928 Grand Boulevard, 12th Floor

Kansas City, Missouri 64106

Attention   Lara L. Stevens

Telephone:  (816) 860-3017

Email:    Lara.Stevens@umb.com

(b) The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to a Holder shall be sent electronically or by first-class mail or overnight air courier to such Holder’s address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Any notice or communication will also be so mailed to any person described in TIA §313(c), to the extent required by the TIA.

(d) Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices personally delivered will be deemed given at the time delivered by hand; notices given by facsimile or email will be deemed given when sent; and notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier.

(e) If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

(f) If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

(g) The Trustee shall not have any duty to confirm that the person sending any notice, instruction, or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal, or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign, or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including, without limitation, the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

Section 11.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar, and anyone else shall have the protection of TIA § 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5 Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

(b) In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 11.6 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions. By their acceptance of the Notes, the Holders will be deemed to have authorized any collateral agent appointed under this Indenture from time to time to enter into and perform any security documentation.

Section 11.7 Legal Holidays. If a payment date for any payment made under this Indenture is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. To the extent the date of delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable required date of delivery shall be deemed to be the next succeeding day that is a Business Day.

Section 11.8 No Recourse Against Others. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Section 11.9 Counterparts.

(a) This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

(b) Unless otherwise provided herein or in the Notes, the words “execute,” “execution,” “signed,” “signature,” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Notes, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.10 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(A) THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) THE COMPANY, THE TRUSTEE, AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c) Any legal suit, action, or proceeding arising out of or based upon this Indenture, the Notes, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Issuer, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action, or other proceeding has been brought in an inconvenient forum.

Section 11.11 No Adverse Interpretation of Other Agreements. This Indenture and the Notes may not be used to interpret another indenture, loan, or debt agreement of the Issuer or a Subsidiary or other Affiliate of the Issuer. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture or the Notes.

Section 11.12 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14 Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics, epidemics or other public health emergencies, acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16 U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

UMB BANK, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

Form of Cash Interest Note

[Attached]

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Notes due 20__

Principal Amount of Notes: $_____

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay _____________________ ____________________________________________, or registered assigns, the principal sum of ______________________________ ____________________________________________ DOLLARS on ______________, 20__.

Interest Payment Dates: The tenth day of each month.

Record Dates: The Business Day preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

UMB BANK, N.A.,

as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Notes due 20__

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest, if any, on this Note monthly in arrears in cash on the tenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest), if any, to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding each Interest Payment Date (such date, a “Record Date”) unless this Note is canceled, repurchased, or redeemed after a Record Date and on or before the related Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued this Note under an indenture, dated as of [ • ], 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured senior subordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture, at a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) Any redemption of the Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to Holders whose Notes are to be redeemed.

(c) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.

(6) MANDATORY REDEMPTION; REPURCHASE AT THE OPTION OF THE HOLDERS.

(a) Subject to the provisions of Article X of the Indenture, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem such Holder’s Notes at a redemption price equal to 95.0% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes redeemed by the Issuer’s manager, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(b) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(c) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture.

If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(9) DISCHARGE AND DEFEASANCE. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

(10) AMENDMENT, SUPPLEMENT, AND WAIVER. The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

(11) DEFAULTS AND REMEDIES. Events of Default shall be as set forth in Article VI of the Indenture.

(12) SUBORDINATION. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt on the terms provided in the Indenture.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

(15) AUTHENTICATION. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(18) SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

(19) NOTICES. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section 11.2 of the Indenture.

EXHIBIT B

Form of Compound Interest Note

[Attached]

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Notes due 20__

Initial Principal Amount of Notes: $______

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay ______________________________ ____________________________________________, or registered assigns, the principal sum of _______________________________________ DOLLARS (which principal amount will be increased as provided for herein) on _______, 20__

Interest Payment Dates: The tenth day of each month.

Record Dates: The Business Day preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

UMB BANK, N.A.,

as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Notes due 20___

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest, if any, on this Note monthly in arrears by adding such interest to the then-outstanding principal amount of this Note on the tenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest), if any, to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding each Interest Payment Date (such date, a “Record Date”) unless this Note is canceled, repurchased, or redeemed after a Record Date and on or before the related Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other cash payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Cash payments will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued this Note under an indenture, dated as of [ • ], 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured senior subordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture, at a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b) Any redemption of the Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to Holders whose Notes are to be redeemed.

(c) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.

(6) MANDATORY REDEMPTION; REPURCHASE AT THE OPTION OF THE HOLDERS.

(a) Subject to the provisions of Article X of the Indenture, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem such Holder’s Notes at a redemption price equal to 95.0% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes redeemed by the Issuer’s manager, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(b) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(c) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture or the payment of interest on this Note by adding such interest to the then-outstanding principal amount of this Note. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(9) DISCHARGE AND DEFEASANCE. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.

(10) AMENDMENT, SUPPLEMENT, AND WAIVER. The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.

(11) DEFAULTS AND REMEDIES. Events of Default shall be as set forth in Article VI of the Indenture.

(12) SUBORDINATION. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt on the terms provided in the Indenture.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

(15) AUTHENTICATION. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(18) SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

(19) NOTICES. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section 11.2 of the Indenture.